UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

CORE LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41695	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6316 Windfern Road Houston, TX		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-2673

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01)	CLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On July 17, 2023, Core Laboratories Inc. (the “Company”), terminated the Equity Distribution Agreement dated June 9, 2022 (the “Distribution Agreement”). The Distribution Agreement provided that the Company may sell shares of its common stock from time to time for an aggregate offering price of up to $60,000,000 through an “at the market” equity offering program under which Wells Fargo Securities LLC (“Wells”) and BofA Securities Inc. (“BofA”) would each act as sales agent or principal (the “2022 ATM Program”). No shares of the Company’s common stock were sold under the Distribution Agreement. As a result of the termination of the Distribution Agreement, the Company suspended and terminated the 2022 ATM Program and therefore will not offer or sell any shares under the 2022 ATM Program. The termination of the Distribution Agreement and the 2022 ATM Program is effective as of July 17, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories Inc.

Dated: July 18, 2023	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer